UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2015

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HOPTO INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

51 E. Campbell Avenue, Suite 128 (former address 1919 S. Bascom Avenue, Suite 600) Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 24, 2015, hopTo Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"). For more information about the proposals, see the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on August 25, 2015 (the "Proxy Statement"), the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 123,177,149 shares, or 83.1%, of the 148,176,045 shares of common stock outstanding on the record date of August 19, 2015 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.

The voting results for the matters submitted to a vote of our stockholders at the Annual Meeting are as follows:

1.              Proposal 1. Election of two Class I directors to serve until our 2018 annual meeting of stockholders:

	For	Withheld

John Cronin	74,014,837	2,471,375

Ashfaq A. Munshi	74,694,419	1,791,793

2.              Proposal 2. Amendment of the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock at a ratio of one-for-fifteen (1-for-15) without any reduction in the authorized number of shares of the Company's common stock:

For	Against	Abstain	Broker Non-Votes

114,363,031	8,262,620	551,493	-0-

3.              Proposal 3. Advisory vote on the compensation of the Company's named executive officers:

For	Against	Abstain	Broker-Non-votes

75,677,659	656,826	151,727	46,690,937

4.              Proposal 4. Ratification of the appointment of Macias, Gini & O'Connell, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-votes

121,996,213	1,161,183	19,753	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOPTO INC.

Dated: September 29, 2015	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer, Secretary